File Number 3336078

File under Rule 424 (b) (3)

Overstamp: Effective
09/26/2011, the company
changed its name to Monteray
Mining Group Limited.

Overstamp: Effective
12/10/2001, the company
changed its name to Monteray
Group Limited

Overstamp:  Effective May 21,
1999, the company changed its
name to Deepsky Webmarket
Limited.



Exhibit A to Deposit Agreement


No.  AMERICAN DEPOSITARYSHARES (Each
American Depositary Share represents five
(5) deposited Shares).

THE BANK OF NEW YORK AMERICAN
DEPOSITARY RECEIPT FOR   ORDINARY
SHARES OF   THE PAR VALUE OF A$0.25
EACH OF ENTERPRISE SOLUTIONS ASIA
PACIFIC LIMITED (INCORPORATED UNDER
THE LAWS OF AUSTRALIA)

The Bank of New York as  depositary
(hereinafter 	called the Depositary),
hereby certifies that or registered assigns IS
THE OWNER OF AMERICAN DEPOSITARY
SHARES representing         deposited
Ordinary   Shares   (herein  called Shares)
of Enterprise Solutions Asia Pacific Limited,
incorporated under the laws of Australia
(herein  called  the Company11 ).At  the
date  hereof,  each American Depositary
Share represents five {5) Shares which are
Subject  to deposit under 	the deposit
either deposited or agreement at the
principal Melbourne, Victoria, Australia
offices of Australia and New  Zealand
Banking Group and National Australia Bank
Limited and the principal Sydney, New
South Wales, Australia Office of Westpac
	Banking Corporation, (herein
collectively called the Custodian11  ).
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at 48 Wall Street,
New York, 	N.Y. 10286.

1.	THE DEPOSIT AGREEMENT.

This American 	Depositary Receipt is
	one of an issue {herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement, dated as of 	, 1996
(herein called the Deposit Agreement), by and among the Company, the Depositary, and all
Owners and holders from time to time of
Receipts issued there under, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held therein der {such
Shares, securities, property, and cash
	are herein called Deposited
Securities). Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF   SHARES.

Upon surrender at the Corporate Trust
Office of the Depositary of 	this Receipt,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his
order, of the Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued. Delivery of such Deposited
	Securities may be made by the
delivery of	(a) certificates in the name
of the Owner hereof or as ordered by him
or by the delivery of certificates properly
endorsed or accompanied by proper
instruments of transfer 	 and (b) any
other securities, 	property and cash to
which such Owner is then entitled in respect
of this Receipt. Such delivery	will be
	made at the option of the Owner
hereof, either at the of face of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof. Notwithstanding any
other provision of the Deposit Agreement or
this Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may be suspended 	 only
for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.




3.  TRANSFERS, SPLIT UPS, AND
COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the
Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts  generally  may  be suspended,
during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the De posit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.   LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge
shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The
Depositary may refuse to effect any
transfer of this Receipt or any withdrawal of Deposited Securities represented by
American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.
5.  WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder
shall be 	deemed thereby to represent
and warrant that such Shares and each
certificate therefor are validly issued, fully paid, nonassessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not
restricted under the Securities Act of 1933.
Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.    FILING PROOFS, CERTIFICATES AND
OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No
Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Australia which is then performing the function of the regulation of currency exchange.

7.   CHARGES OF DEPOSITARY.

The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by
any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including,
without limitation, issuance pursuant to a
stock dividend or stock split 	declared by
the Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
	pursuant 	 to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1)taxes 	 and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to
transfers of Shares to the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits  or
withdrawals hereunder, (3) such cable,
telex and facsimile transmission expenses
as are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement,  (5) a 	fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the
execution and delivery of Receipts pursuant
to Section 2.3, 4.3 or 4.4, and the surrender
of Receipts pursuant to Section 2.5 or 6.2 of
the Deposit 	Agreement, (6)  a fee of $.02
or less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, (7) a fee of $1.50 or
less per certificate for a Receipt or Receipts
for transfers made pursuant to Section 2.4
of the Deposit Agreement and, (8) a fee for
the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause, (8) treating all such securities as
if they  were Shares), 	 but which securities
are instead distributed by the Depositary to Owners.

The Depositary, subject to Article (8)
hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.  LOANS AND PRERELEASE OF SHARES
AND RECEIPTS.

Notwithstanding Section 2.3 of the Deposit
Agreement, the Depositary may execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written  representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns  the  Shares  or Receipts  to be
remitted, as the case may be, (b) at all
times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate,  (c) terminable by the
Depositary on not more than five (5)
business days notice, and  (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary  Shares  which are outstanding
at any time as a result of PreReleases will
not normally exceed thirty percent  (30%)
of the  Shares  deposited  under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.


The Depositary may retain for its own
presentation received by it in connection with account any com the foregoing.





9. 	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the
Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10. 	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.  REPORTS; INSPECTION OF TRANSFER
BOOKS.

The Company 	currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by  foreign  law or   otherwise
under  Rule  12g32(b)  under  the  Securities
Exchange Act of 1934.

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.

The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including 	any proxy
soliciting material, received from the
Company which are both, (a) received by
the Depositary as he holder of the
Deposited Securities and (b) made generally available to the holders of such Deposited
Securities by the Company. The Depositary will also, upon written request, send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for  the
registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.



12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary
Shares rep Securities shall be reduced
accordingly.

Subject to the provisions of Section 4.11 and
5.9 of the Deposit Agreement, whenever
the Depositary receives any distribution other than a distribution described in Sections 4.1,
4.3 or 4.4 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary
Shares rep resenting  the  amount  of
Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section  4.11  of  the Deposit Agreement
and  the  payment  of the fees of the
Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including
Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such charges to the Owners of sale after deduction of such taxes or Receipts entitled thereto.


13.  CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive
foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United
States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit
Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall
determine that in its judgment  any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transfer able to the United States, or
if any approval or license of any
government or agency thereof which is
required for such conversion 	is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or
license is not  obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary
	to, or	in 	 its discretion may
hold such foreign currency uninvited and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If  any  such conversion of foreign currency,
in whole or in part, cannot be effected for
distribution to  some  of  the Owners
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in Dollars to the extent
permissible  to the Owners entitled thereto
and may distribute the balance of the
foreign currency received by the Depositary
to,  or hold such balance uninvited and
without liability for interest thereon for the
respective accounts 	of, entitled there to
the Owners.

14.  RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would
otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be leg ended in accordance with applicable U.S. Laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its
discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary
Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15. RECORD DATES.

Whenever any cash dividend 	or other cash
distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are rep resented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders  of Shares or other
Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.

16. VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited
Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Australian law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American
Depositary  Shares.  Upon the written
request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other
Deposited Securities represented  by  such
American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

17.   CHANGES AFFECTING DEPOSITED
SECURITIES.

In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, splitup, consolidation,
or any
other reclassification of Deposited
Securities,  or  upon  any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party,  any securities which
shall be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities
under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, 	unless 	additional Receipts
are delivered pursuant to the following
sentence. In any such case the Depositary
may, and shall if 	 the Company	 shall
	so request, execute and deliver
additional Receipts as in the case of a
dividend on the Shares, or call for the
	surrender of outstanding Receipts to
be exchanged for new Receipts specifically describing such new Deposited Securities.

18. 	LIABILITY OF THE COMPANY AND
DEPOSITARY.

Neither the Depositary nor the Company
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law of the
United States or any other country, or of
any other governmental or regulatory
	authority, or by reason of any
provision, present or future, of the Articles
of Association of the Company, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company shall be pre
vented or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the 	Depositary or the Company
incur any  liability to any Owner or holder
of a Receipt by reason of any
nonperformance or delay, caused  as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement. Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.4 of the Deposit Agreement, such
distribution or offering  may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering  on behalf of such
Owners and make the net proceeds
available to such Owners, then the
Depositary shall not make such distribution
or offering, 	and shall allow any rights, if
applicable, to lapse. Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or holders of
Receipts, except that they agree to perform
	 their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith. The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
	Deposited Securities. 	 Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it  in expense or  liability,
unless indemnity satisfactory to it against
all expense and liability shall be furnished
as  often as may be required, and the
Custodian shall not be under any obligation
whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or nonaction
by it in reliance upon the advice of or
information from legal counsel,
accountants, any person presenting Shares
for 	 deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to	 be competent to give
such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The
Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense
(including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, [i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or
(ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities
Act of 1933 is intended by any provision of the Deposit Agreement.

19.  RESIGNATION AND REMOVAL OF THE
DEPOSITARY.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do deliver to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the
Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.


20 .  AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding
Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited
Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.  TERMINATION OF DEPOSIT
AGREEMENT.

The Depositary shall at any time at the
direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination. The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement. 	On and after
the date of termination, the Owner of a
Receipt, will upon (a) surrender of such
Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges,
will be entitled to delivery, to him or upon
his order, of the amount of Deposited
	Securities represented by the
American Depositary Shares evidenced by
such Receipt. If any Receipts shall remain
outstanding after the date of termination,
the Depositary thereafter shall discontinue
the registration of transfers of Receipts,
shall suspend the distribution of dividends to
the Owners thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends 	 and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit
	Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions
received with respect thereto and the net
proceeds of the sale of any rights or other
property, in exchange for Receipts
surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of  the Owner
of such Receipt in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable 	 taxes
or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.  COMPLIANCE WITH U.S. SECURITIES
LAWS.

Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section
I.A.(1) of the General Instructions to the Form F6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

				r